UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2008

Critical Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50767	04-3523569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
60 Westview Street, Lexington, Massachusetts	02421
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 402-5700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 21, 2008, Critical Therapeutics, Inc. (the “Company”) received notification from the NASDAQ Listings Qualifications Department that for the last 30 consecutive business days the bid price of the Company’s common stock on The NASDAQ Global Market has closed below the minimum $1.00 per share required for continued inclusion under NASDAQ Marketplace Rule 4450(a)(5) (the “Minimum Bid Price Rule”). In accordance with NASDAQ Marketplace Rule 4450(e)(2), the Company has 180 calendar days, or until October 20, 2008 (the “Required Date”), to regain compliance with the Minimum Bid Price Rule. The NASDAQ Listings Qualifications Department informed the Company that if, at any time before the Required Date, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, NASDAQ will provide written notification that the Company has achieved compliance with the Minimum Bid Price Rule, although NASDAQ may, in its discretion, require that an issuer maintain a bid price of at least $1.00 per share for a period in excess of 10 consecutive business days, but generally no more than 20 consecutive business days, before determining that the issuer has demonstrated an ability to maintain long-term compliance.

In the event the Company does not regain compliance with the Minimum Bid Price Rule by the Required Date, NASDAQ will provide written notification that the Company’s securities will be delisted from The NASDAQ Global Market. At that time, the Company may appeal NASDAQ’s determination to delist the Company’s securities to a NASDAQ Listing Qualifications Panel. Alternatively, the Company could apply to transfer its listing to The NASDAQ Capital Market, provided that it meets all applicable requirements for initial listing on The NASDAQ Capital Market other than the Minimum Bid Price Rule. If such an application were approved and the Company otherwise maintains the listing requirements for The NASDAQ Capital Market, other than with respect to the Minimum Bid Price Rule, the Company would be afforded the remainder of an additional 180 calendar day grace period while listed on The NASDAQ Capital Market to regain compliance with the Minimum Bid Price Rule.

The Company has not yet determined what action, if any, it will take in response to this notice, although the Company intends to monitor the closing bid price of its common stock between now and the Required Date. The Company will consider available options if its common stock does not trade at a level likely to result in the Company regaining compliance with the Minimum Bid Price Rule. The Company disclaims any intention or obligation to update the statements in this report for purposes of disclosing any action or response that the Company decides to take after the date hereof.

The Company’s press release dated April 22, 2008 with respect to the notification from NASDAQ described above is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

          (d)       Exhibits.

                      See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 22, 2008	CRITICAL THERAPEUTICS, INC.

		By:	/s/ Thomas P. Kelly
Thomas P. Kelly
Chief Financial Officer and Senior Vice President of Finance and Corporate Development

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated April 22, 2008.